                                                                   Exhibit 10.83

                            AMENDMENT, WAIVER AND CONSENT


          AMENDMENT, WAIVER AND CONSENT, dated as of June 26, 1998, among Dana Perfumes Corp. ("BORROWER"), the other Credit Parties to the Credit Agreement referred to below, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and the other Lenders party to the Credit Agreement.

                                 W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties, Agent and Lenders are parties to that certain Credit Agreement dated as of March 12, 1997 (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement); and

          WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Loan Documents as hereinafter set forth; and

          WHEREAS, Agent and Lenders have agreed to amend the Loan Documents, on the terms and subject to the conditions as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

          SECTION 1. AMENDMENT OF OVERADVANCE PROVISIONS. Effective as of the Effective Date (as defined herein), Section 6(a) of the Waiver, Amendment and Consent, dated as of February 17, 1998 (the "February 17, 1998 Amendment"), among the parties hereto, as amended by the Consent and Amendment, dated as of May 13, 1998, is amended in its entirety to read as follows:

          "Notwithstanding anything set forth to the contrary in the Credit Agreement (particularly Sections 1.1(a)(iii) and 1.4 thereof), from and after the Effective Date of the February 17, 1998 Amendment and until June 30, 1999 (the "OVERADVANCE PERIOD"):

               (a) Lenders consent to Agent making Overadvances in its sole discretion to Borrower on behalf of Revolving Lenders in an aggregate amount not to exceed $30,000,000 at any time, which amount shall be reduced to $15,000,000 as of December 31, 1998 and further reduced to zero as of June 30, 1999. Lenders agree that they shall not have the right to revoke prospectively the authority of the Agent to make such Overadvances during the Overadvance Period.

               (b) Borrower shall not permit the outstanding amount of Overadvances to exceed the amounts set forth below as of the last day of each month set forth below (the "OVERADVANCE COVENANT"):


          MONTH END DATE               OVERADVANCE
          June 30, 1998                $23,500,000
          July 31, 1998                 27,500,000
          August 31, 1998               29,000,000
          September 30, 1998            27,500,000
          October 31, 1998              19,500,000
          November 30, 1998             13,500,000
          December 31, 1998              7,500,000
          January 31, 1999              15,000,000
          February 28, 1999             15,000,000
          March 31, 1999                15,000,000
          April 30, 1999                15,000,000
          May 31, 1999                  13,500,000
          June 30, 1999                          0

     Borrower shall deliver or cause to be delivered to Agent within two (2) Business Days after the end of each month a statement in reasonable detail showing the calculations used in determining compliance with the Overadvance Covenant.

     If on the last day of a month set forth above, the outstanding amount of Overadvances exceeds the Overadvance Covenant, then during the following month the outstanding amount of Overadvances at any time shall not exceed the Overadvance Covenant specified for the last day of the prior month until the outstanding amount of Overadvances is reduced to less than or equal to such Overadvance Covenant, and if such reduction in the outstanding amount of Overadvances is not made within seven (7) Business Days following the last day of such prior month, it shall constitute an immediate Event of Default, which shall be deemed continuing and not subject to cure until the end of the current month.

               (c) All Overadvances shall constitute Index Rate Loans, and shall bear interest at the Index Rate plus 4.00% per annum through June 26, 1998, at the Index Rate plus 5.50% per annum through December 31, 1998 and thereafter at the Index Rate plus 6.50% per annum. All Overadvances, and the interest due thereon, shall be payable on demand.

               (d) Borrower shall pay interest with respect to Revolving Credit Advances (other than Overadvances) at the Index Rate plus 2.00% per annum.

               (e) Each LIBOR Loan outstanding on the Effective Date of the February 17, 1998 Amendment shall be converted on such date to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with
     Section 1.12(b) of the Credit Agreement if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, and all Loans outstanding during the Overadvance Period shall be Index Rate Loans."


          SECTION 2. LOANS AND ADVANCES TO PLEDGED ENTITIES. Effective as of the Effective Date, Section 2(b) of the Waiver and Amendment, dated as of March 31, 1998 (the "March 31, 1998 Amendment"), among the parties hereto, is amended in its entirety to read as follows: "Notwithstanding CLAUSE (h) of Section 6.2 of the Credit Agreement, from and after the Effective Date and until December 31, 1998, the limitation of "$5,000,000" specified in CLAUSE (h) of Section 6.2 of the Credit Agreement shall be increased to "$13,000,000".

          SECTION 3. MARCH 31, 1998 AMENDMENT FEES. Effective as of the Effective Date, the second sentence of Section 3 of the March 31, 1998 Amendment is amended by deleting "$400,000" and substituting therefor the amount of "$150,000".

          SECTION 4. WAIVER OF EXPECTED EVENT OF DEFAULT. Effective as of the Effective Date, Agent and Lenders hereby waive the Event of Default under
Section 8.1(e) of the Credit Agreement expected to occur as a result Parent's default under the 1997 Senior Notes Indenture by failing to make the cash interest payment due on August 15, 1998, on the 1997 Senior Notes.


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

          SECTION 5. AGREEMENT TO REVISE CERTAIN COVENANTS. Agent, Lenders and the Credit Parties agree to revise the Minimum EBITDA Financial Covenant and the Overadvance Covenant (on such terms as they mutually agree) following the receipt by any Credit Party of proceeds (as specified in Section 1.2(b)(ii) of the Credit Agreement) in excess of $5,000,000 from any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a) of the Credit Agreement) or any sale of Stock of any Subsidiary of any Credit Party.

          SECTION 6. AMENDMENT OF MINIMUM EBITDA. Effective as of the Effective Date, paragraph (b) of ANNEX G to the Credit Agreement is amended to read in its entirety as follows:

               "(b) MINIMUM EBITDA. The Parent on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the respective periods set forth below of not less than the following:


          PERIOD ENDED                                  EBITDA
          ------------                                  ------
     12-month period ended March 31, 1997             $18,000,000
     12-month period ended June 30, 1997               18,000,000
     12-month period ended September 30, 1997          16,000,000
     12-month period ended December 31, 1997           17,000,000
     12-month period ended March 31, 1998             (27,800,000)
     3-month period ended June 30, 1998               (10,900,000)
     6-month period ended September 30, 1998           (6,800,000)
     9-month period ended December 31, 1998             1,500,000
     12-month period ended March 31, 1999               4,600,000
     12-month period ended June 30, 1999               18,000,000
     12-month period ended September 30, 1999          32,000,000
     12-month period ended December 31, 1999           32,500,000
     12-month period ended March 31, 2000              34,000,000
     12-month period ended June 30, 2000               34,500,000
     12-month period ended September 30, 2000          35,000,000
     12-month period ended December 31, 2000           36,000,000
     12-month period ended March 31, 2001              37,000,000
        and each Fiscal Quarter end thereafter."


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

          SECTION 7. MAXIMUM LEVERAGE RATIO AND MINIMUM INTEREST COVERAGE RATIO. Effective as of the Effective Date, Agent and Lenders hereby waive compliance by Borrower with (i) the Maximum Leverage Ratio Financial Covenant at the end of the Fiscal Quarters ending on June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999, and (ii) the Minimum Interest Coverage Ratio Financial Covenant for the 12-month periods ended on the Fiscal Quarters ending June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999.

          SECTION 8. CASH DOMINION AND CONTROL. Not later than 90 calendar days after the date hereof, each Credit Party shall establish and maintain until the Termination Date cash management systems acceptable to Agent, which provide Agent with cash dominion and control.

          SECTION 9. DISPOSITION OF CHINA JOINT VENTURE INTEREST. Effective as of the Effective Date, and notwithstanding Sections 6.8 of the Credit Agreement, Agent and Lenders hereby consent the assignment by RCI China, Inc. of a joint venture interest to its joint venture partner pursuant to a Assignment and Assumption Agreement, dated as of May 19, 1998.

          SECTION 10. RESTRICTED PAYMENTS. Solely for purposes of Section 6.14 of the Credit Agreement (Restricted Payments), there shall be deemed to have occurred and be continuing an Event of Default. Notwithstanding Section 6.14 of the Credit Agreement, no Credit Party shall make any Restricted Payment otherwise permitted by clause (d) thereof (relating to Scheduled Interest Payments).

          SECTION 11. FEES. In consideration of the amendments, waiver and consent herein, Borrower shall pay to Agent the following fees to be divided among the Lenders based on their Pro Rata Share (the "Amendment Fees"):

          (a) A fee of $1,000,000, (1) $500,000 paid on the Effective Date (the "Current Amendment Fee") and (2) $500,000 paid upon the earliest to occur of (i) the receipt by any Credit Party of proceeds (as specified in Section 1.2(b)(ii) of the Credit Agreement) in excess of $5,000,000 from any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a) of the Credit Agreement) or any sale of Stock of any Subsidiary of any Credit Party, (ii) the payment in full of all Obligations under the Credit Agreement and the other Loan Documents, and (iii) December 31, 1998; and

          (b) If all Obligations under the Credit Agreement and the other Loan Documents have not been paid in full on or before December 31, 1998, an additional


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fee of $1,000,000, paid upon the earliest to occur of (i) the receipt by any
Credit Party of proceeds (as specified in Section 1.2(b)(ii) of the Credit Agreement) in excess of $5,000,000 from any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by
Section 6.8(a) of the Credit Agreement) or any sale of Stock of any Subsidiary of any Credit Party, (ii) the payment in full of all Obligations under the Credit Agreement and the other Loan Documents, and (iii) June 30, 1999. It is understood and agreed that if any Credit Party receives proceeds in excess of $5,000,000 (as specified in clause (i) above) on or before December 31, 1998 and all Obligations under the Credit Agreement and the other Loan Documents have not been paid in full on or before December 31, 1998, then the additional fee of $1,000,000 payable pursuant to this subsection (b) shall be paid on December 31, 1998.

The failure to pay any installment of the Amendment Fees when due shall constitute an Event of Default. Borrower acknowledges that such installments constitute Obligations under the Credit Agreement.

          SECTION 12. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. The Credit Parties represent and warrant to Agent and each Lender as follows:

          (a) The execution, delivery and performance by each Credit Party of this Amendment, Waiver and Consent (1) are within such Person's corporate power;
(2) have been duly authorized by all necessary or proper corporate and shareholder action; (3) do not contravene any provision of such Person's charter or bylaws; (4) do not violate any law or regulation, or any order or decree of any Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (7) do not require the consent or approval of any Governmental Authority or any other Person.

          (b) This Amendment, Waiver and Consent and other documents to be executed and delivered by the Credit Parties have been duly executed and delivered by each Credit Party, and this Amendment, Waiver and Consent and the Loan Documents as amended hereby constitute the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with their terms.

          (c) After giving effect to the amendments, waiver and consent contained in this Amendment, Waiver and Consent, each of the representations and warranties of


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

the Credit Parties contained in the Credit Agreement and each of the other Loan Documents are true and correct on and as of the date hereof as if made on such date, except to the extent any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by such agreements.

          (d) After giving effect to the amendments, waiver and consent contained in this Amendment, Waiver and Consent, no Default or Event of Default shall be continuing except with regard to Section 6.14 of the Credit Agreement as contemplated by Section 1 of the February 17, 1998 Amendment, and Section 1 of the March 31, 1998 Amendment, in each case among the parties hereto.

          SECTION 13. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT, WAIVER AND CONSENT. Except as otherwise expressly provided herein, this Amendment, Waiver and Consent shall become effective as of the first date on which each of the following conditions shall have been satisfied or provided for in a manner satisfactory to Agent, or waived by Agent and Requisite Lenders (such date is referred to herein as the "Effective Date"):

          (a)  Agent shall have executed this Amendment, Waiver and Consent.

          (b) Agent shall have received, in form and substance satisfactory to Agent, this Amendment, Waiver and Consent duly executed and delivered by Borrower, the other Credit Parties and Requisite Lenders.

          (c) Agent on behalf of Lenders shall have received the Current Amendment Fee.

          SECTION 14. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and after the Effective Date, each reference in the Loan Documents to "this Agreement", "herein", "hereof", "hereunder" or words of similar import, shall mean and be a reference to such Loan Document as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment, Waiver and Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


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


          SECTION 15. FEES AND EXPENSES. Borrower agrees to reimburse Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with the preparation, execution, and delivery of this Amendment, Waiver and Consent.

          SECTION 16. GOVERNING LAW. THIS AMENDMENT, WAIVER AND CONSENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          SECTION 17. SECTION TITLES. Section titles contained in this Amendment, Waiver and Consent are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          SECTION 18. COUNTERPARTS. This Amendment, Waiver and Consent may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.


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

          IN WITNESS WHEREOF, this Amendment, Waiver and Consent has been duly executed as of the date first written above.

                                        DANA PERFUMES CORP.


                                        By:
                                           --------------------------------
                                             Name:
                                             Title:

                                                  Other Credit Parties:

                                        RENAISSANCE COSMETICS, INC.
                                        COSMAR CORPORATION
                                        RCI CHINA, INC.
                                        GREAT AMERICAN COSMETICS, INC.
                                        HOUBIGANT (1995) LIMITED
                                        MEM COMPANY, INC.
                                        TINKERBELL, INC.
                                           (F/K/A MARTON FRERES, INC.)
                                        RENAISSANCE INTERNATIONAL
                                           EXPORT, INC.


                                        By:
                                           --------------------------------
                                             Name:
                                             Title:


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

                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION,
                                             as Agent and Lender


                                        By:
                                           ----------------------------------
                                             Name:
                                             Title: Duly Authorized Signatory


                                        NATIONAL CITY COMMERCIAL
                                          FINANCE, INC.,
                                             as Lender


                                        By:
                                           --------------------------------
                                             Name:
                                             Title:

                                        PNC BANK, N.A.,
                                             as Lender


                                        By:
                                           --------------------------------
                                             Name:
                                             Title:


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